Exhibit 10.3

Basic Credit Line Contract

Reference: Xing Yin Shen Longgang credit zi (2016) No. 0650

Creditor: Industrial Bank Co., Ltd., Shenzhen Longgang Branch

Address: NO.113, Parkland, Longxiang Road, Longgang town, Shenzhen

Legal Representative / CEO: Xiaoxia Wen

Contact: Liang Lili

Address: NO.113,Parkland, Longxiang Road, Longgang town, Shenzhen

Postal Code:518172	Fax:
Tel:	Fax:

Debtor: Springpower Technology (Shenzhen) Co., Ltd.

Address: Building A, Chaoshun Industrial Zone, Renmin Street, Danhu, Guanlan Road, Baoan, Shenzhen

Legal Representative / CEO: Pan Dangyu

Contact: Pan Dangyu

Address: Building A, Chaoshun Industrial Zone, Renmin Street, Danhu, Guanlan Road, Baoan, Shenzhen

Postal Code:518172	Fax:
Tel:	Fax:

Contract signed at: Industrial Bank Building, Industrial Bank Co., Ltd. Shenzhen Branch, futian, shenzhen

Important Prompt

For protecting your rights and interests, please read, check and confirm the following items carefully before signing:

1. You have the right to sign this contract or you have been given sufficient authority legally.

2. You have read and understood this contract carefully and sufficiently, and have paid attention on assuming, exempting or limiting responsibilities of Industrial Bank Co., Ltd., and the content with bold font.

3. Your company and you understand the meaning of this contract and the relevant legal consequences, and agree to accept these provisions.

4. The contract provided by Industrial Bank Co., Ltd. is a model contract. There is space for modifying, supplementing and deleting.

5. If you have further questions on this contract, please consult Industrial Bank Co., Ltd.

After application, creditor agrees to provide a basic credit line to debtor. To clarify the rights and obligations of both parties, and abide by credit, the contracting parties sign this contract agreed together according to relevant state laws and regulations.

Clause 1 Definitions and interpretation

Except agreed in writing by the contracting parties, the following words in this contract will be explained as follows:

1. Basic credit line: based on comprehensive evaluation of management and risk of debtor, creditor will decide the maximum amount of comprehensive financing principal of debtor, including but not limited local foreign currency, various trade financing (issuing letter of credit, trust receipt, packing loan, export bill purchase, export bill purchase under collection and advanced against inward documentary bills, etc.) bank acceptance bill, notes discounted, notes repo, guarantee (including independent guarantee, demand guarantee, standby letter of credit, etc.) and so on.

2. Valid period of credit line is one uninterrupted period, during which the debtor can conduct business transactions stipulated under the basic credit line, with creditor’s consent. The basic credit line expires when the valid period of credit ends.

3. Balance: creditor will manage and control the balance of various businesses of debtor. The balance is the sum of used credit line, including undue balance and expired outstanding balance, as follows:

(1) Undue balance: the sum of undue outstanding debts which are used by debtor according to this contract.

(2) The due unpaid balance is the debt principal balance that the Creditor granted the Debtor, or is entitled for to perform certain legal responsibilities, but remained unpaid at the expiry date.

4. Macro contract: Basic credit line contract, which is signed by creditor and debtor.

Sub-contract: the specific business contract signed by two parties voluntarily. This contract is the macro contract of any sub-contracts, any sub-contract is an inalienable part of this contract, and has the same legal effect.

5. Principal debt: debt principal, interest and expense resulting from conducting various business transactions under this contract applied by debtor, including but not limited local foreign currency, various trade financing (such as issuing letter of credit, trust receipt, packing loan, export bill purchase, export bill purchase under collection and advanced against inward documentary bills, etc.) bank acceptance bill, notes discounted, notes repo, guarantee (including independent guarantee, demand guarantee, standby letter of credit, etc.) and so on. (Including principal, interest, punitive interest, compound interest, liquidated damages, damage awards, expenses for realizing financial claim, etc.)

Expenses for realizing a financial claim: the money which creditor spends for realizing a financial claim by litigation, arbitration, etc. such as court (arbitration) costs, attorneys’ fees, traveling fees, execution fees, maintenance costs, and other necessary costs for realizing a financial claim.

6. Important transaction which is mentioned in clause 8 (including but not limited): anything which might have a bad effect on the basic organization of debtor’s company, changes of stockholders, contingent liabilities, cash flows, profitability, core business secrets, important assets, significant claims and debts, repayment ability, other transactions which are considered as significant transactions by creditor and/or debtor.

7. Important transaction which is mentioned in clause 8 (including but not limited): anything which may have bad effect on executives’ operational capability, employment and termination of core staff, core business secrets, core competence, basic organization, legality, stability, development, profitability, repayment ability, other things which are considered as significant things by creditor and/or debtor.

8. Workday mentioned in this contract refers to a banking day. If the drawdown date or the repayment date is on a legal holiday, then it is delayed to the first working day after the holiday.

Clause 2 Credit Line

1. The maximum amount of basic credit line is RMB (in words) FIFTY MILLION YUAN ONLY. If debtor uses foreign currency in specific business, the foreign currency will be converted to RMB according to the exchange rate announced by creditor on the date when the applicable sub-contract is signed, and will be included in credit line.

2. Decomposition of credit line

(1) Working capital loan: RMB 20,000,000

(2) Bank acceptance: RMB50,000,000

(3) Standby letter of credit: RMB 50,000,000

3. If the Debtor repays the used line of credit within valid period of credit line, the equivalent amount of credit line recovers automatically.

4. The financing balance should not be more than RMB 50,000,000, including all debts used by debtor according to this contract, and the single credit line cannot be more than RMB 50,000,000.

Clause 3 Valid Period and Adjustment of Credit Line

1. Valid period of credit line under this contract is from Oct 28th 2016 to Oct 28th 2017.

2. This contract is not the definite obligation of creditor, in any circumstance, creditor has the right to adjust or cancel the credit line and valid period under this contract partly or completely without the consent of debtor. Foregoing “any circumstance” includes but not limited following situations:

(1) debtor has significant operational difficulties and risks;

(2) debtor has significant changes in ownership or contingent debt;

(3) debtor has significant changesin its operational mechanism (including but not limited discrete, merger, termination, etc.);

(4) debtor gets hit with credit downgrade and which increasesrisk of repayment;

(5) the situation and conditions of one transaction, which Debtor works on, have significant changes;

(6) the statements and commitments of debtor mentioned in clause 7 become invalid;

(7) other creditors think it is necessary to change, adjustment or canceldebtor’s credit line.

3. If debtor needs to increase temporary the credit line because of a change of situation or special project, debtor can apply for special credit line from creditor, which can only be used for special project, and should not be used as cycle.

Clause 4 Repayment and adjustment of advance in cash and receipt under different credit line

Creditor has the right to use the funds received under one or more of the lines to repay the advanced money which is used according to this contract, without the consent of debtor and guarantor.

Clause 5 Guarantee Measures

1. The following contracts are guarantee contracts of this contract and sub-contracts.

(1)REF: Xing Yin Shen Longgang credit (guarantee) zi (2016) No. 0650

"Maximum Amount Guaranty Contract" (the name of the contract), guarantor: Shenzhen Highpower Technology Co Ltd, mode: guarantee;

(2) REF: Xing Yin Shen Longgang credit (guarantee) zi (2016) No. 0650A "Maximum Amount Guaranty Contract" (the name of the contract), guarantor: Dangyu Pan, mode: guarantee;

2. Before the signing of guarantee contracts and completing the guarantee procedures, creditor has the right to refuse handling an application for using the credit line under this contract, and providing the loans under this contract and sub-contracts.

3. The maximum guarantee for all debts under the credit line should be provided by the above guarantors (guarantor, mortgagor or pledger), except as agreed by creditor, debtor and guarantor.

4. If following things happen to the guarantor under this contract, creditor has the right to take measures according to clause 9 of this contract.

(1) Guarantor violates the maximum guarantee contract; a deterioration of guarantor’s credit position; or other things, which may damage guarantee ability happen;

(2) Mortgager violates the maximum mortgage contract; damages mortgage intentionally; the value of mortgage might has been reduced obviously; or other things which damage the hypothecation of creditor;

(3) Pledger violates the maximum pledge contract; the value of pledge has been reduced obviously; or the right of pledge has to be cashed in advance; or other things which damage the pledge of creditor.

Clause 6 The Rights and Obligations of Creditor

1. During credit period, if the accumulated total balance used by debtor is less than the maximum capital limit, creditor will review a loan application which is within the limit from debtor.The application will be accepted if it meets each of the conditions and requirements requested by creditor. If Creditor is unable to make a substantive examination because of debtor or any other reasons, it should not constitute a defense. Debtor and guarantor give up considering it as a defense.

2. Creditor has the right to acquire the accounting statements and other operational information of debtor.Debtor should provide its marketing plan, investment plan and demand for funds.Creditor will keep debtor’s business secret.

3. In order to achieve the purpose of financing under this contract, the debtor should provide a full, effective guarantee, which is recognized by creditor. If debtor or guarantor violates the contract, creditor has the right to seize any form of assets of the Debtor or Guarantor that the Creditor possesses

Clause 7 Representations and Commitments of Debtor

Debtor makes the following representations and commitments voluntarily, and assumes legal responsibility for the reality of the content.

1. Debtor is a legal representative, which is established according to the laws of People’s Republic of China, with full capacity for civil conduct. Debtor promises to provide related information requested by creditor.

2. Debtor can perform all obligations and responsibilities under this contract, and will assume the repayment responsibility in any conditions.

3. Debtor has the right to sign this contract, and has acquired all legal approvals and authorities.

4. Signing this contract is allowed by debtor’s articles of association, internal decisions and resolutions of shareholders and board of directors. This contract will not conflict with the articles of association, internal decisions and resolutions of shareholders and board of directors and policies of debtor.

5. Signing and performing this contract is the true willing decision of debtor. Signing and performing the above contract will not violate the laws and regulations, rules and agreements which can limit debtor. This contract is legal and enforceable, and if this contract become invalid because debtor does not have full capacity to sign this contract, debtor should repay all losses of creditor.

6. All documents, financial statements and other information, which are provided by debtor under this contract, are true, complete, accurate and effective.

7. Debtor agrees that bank business under this contract is limited to the regulations, conventions and practices of creditor, and the power of interpretation belongs to creditor.

8. Debtor cannot change its equity structure or major executives without written consent of creditor.

9. If debtor does not perform obligations according to this contract and sub-contract, debtor grants creditor the right to obtain relevant money from any account which is opened in creditor by debtor.

10. In any transactions after signing this contract, if the debtor submits any documents related to a specific transaction to creditor for auditing, debtor promises all documents are true.Creditor neither participates in nor knows the essence of transaction, and will not take any responsibility.

11. The debtor confirms it has no further litigation, arbitration, or administrative litigation in property, liquidation or issues with going out of business, except situations which have been disclosure in writing to creditor.

12. If creditor is involved in litigation, arbitration or another dispute because of performing the obligations under this contract,the litigation or arbitration fees, legal fees and other expenses of creditor will be borne by the debtor.

13. All settlement businesses under this contract should be handled through the settlement account open in creditor.

14. The debtor provides full, effective or other appropriate acceptable guarantee approved by the creditor. For the house mortgage, if the house will be removed, the debtor shall promptly inform the creditor to fulfill obligations; if mortgage houses were demolished, the creditor has the right to require the debtor to pay off the debt in advance, or reset the mortgage and sign a new security agreement. During the loss of the original guarantee and the new mortgage registration has not been completed, the debtor should provide the secured party as guarantees; For the way of compensation to compensate for the demolition of real estate, the creditor will be responsible for requesting relocation compensation as guarantee through the opening margin accounts or certificates of deposit , etc.

Clause 8 Debtor has the obligation to disclosure significant transactions and events to creditor.

1. Debtor should inform creditor of significant transactions and events of debtor in writing timely.

2. If debtor is a group company, debtor should inform creditor of its related transactions which are more than 10% of creditor’s net assets, including but not limited to :

(1) the relationship of the parties in the transaction;

(2) transactions and transaction properties;

(3) the amount of transaction and relevant proportion;

(4) pricing policy.

3. During valid period of this contract, stock transfers, reorganizations, mergers, discrete, shareholding reforms, joint ventures, cooperations, joint operations, contracts, leases, business scope, change of registered capital, major asset transfers, contingent liabilities, or anything which may affect debtor’s ability to assume responsibility should be reported to creditor in writing 30 days in advance.

4. A termination of business, going out of business, bankruptcy, dissolution, cancellation of business license, deterioration of financial situation or involvment in a major business dispute, or anything may affect debtor’s ability to assume responsibility should be reported to creditor in 7 days by writingfrom the date the above thing took place.

5. When debtor becomes involveed in major litigation or arbitration with any third party, or any other significant thing which may affect debtor’s ability to assume responsibility occurs, creditor should be notified in writing within 7 days from the date debtor receives relevant notice.

6. The debtor promises that it will not use its legal dispute with a third party to damage creditor’s rights.

Clause 9 Default and default Liability

1. After this contract comes into force, the creditor and the debtor should perform the obligations as agreed in the contract. If any one party fails to perform or not completely fulfill its obligations of this contract, it should bear the corresponding liability for breach the contract.

2. If any of the following situations occur, creditor has the right to terminate the unused credit line under this contract, and ask the debtor to repay all financing, payable interest and other expenses under this contract immediately.The date the creditor asks the debtor to repay the money is the advanced expiration date:

(1) any information provided by debtor or the statements and commitments stated in clause 7 of this contract are false, inaccurate, incomplete or misleading;

(2) deterioration of debtor’s credit status and obvious weakening of repayment ability (including contingent liability);

(3) the cross default agreed in clause 10 of this contract occurs to the debtor, the affiliated enterprise of the debtor, the guarantor, or the affiliated enterprise of the guarantor;

(4) the debtor violates the obligations agreed to in a sub-contract of this contract;

(5) the debtor fails to repay the principal, interest and expenses of one financing under this contract on schedule;

(6) the debtor stops repaying its own debt, or cannot repay due debt;

(7) stopping doing business, going out of business, being announced bankruptcy, dissolution, cancellation of business license, involving in major business dispute, and deterioration of finance condition and so on;

(8) other thing which may damage creditor’s right.

 3. If the debtor defaults, creditor has the right to take one or more following measures:

(1) suspending or reducing the sum of financing, until cancelling all agreed line of financing;

(2) announcing complete or part of debtor’s debt expirein advance;

(3) terminating this contract, and asking debtor to repay all debt and pay relevant expenses;

(4) the debtor should pay punitive interest for overdue debt;

(5) the debtor should pay punitive interest for misappropriation of the loan;

(6) requiring the debtor to pay full compensation for losses.

Clause 10 the cross-defaulting

If one of the following events occurs to the debtor or affiliated enterprises of the debtor, and the guarantor or the affiliated enterprises of the guarantor, it will be considered that debtor default as well, the creditor have the right to recover loan in advance according to this contract or its sub-contract, and require the debtor to be liable for breach of contract according to the contract:

(1) any loan, financing or debt defaults or may default, or be called for repayment in advance;

(2) any guarantee or similar obligation fails to be performed or might fail;

(3) the non-performance or violation of the relevant debt guarantee and other similar obligations of legal document or contract or might;

(4) failure to repay due debts or borrowing/financing;

(5) be declared bankrupt by the legal procedure or may be so declared;

(6) other situations that endanger the safety of the money under this contract.

 Clause 11 the continuity of obligation

All obligations of the debtor under this contract have the same effect on its heir apparent, agent, receiver, orassignee, even after a merger, reorganization, or change of name.

Clause 12 accelerated maturity terms of principal and interest

The debtor and the guarantor agree that once the debtor fails to perform the statements and commitments of Clause 7, or the debtor fails to perform any obligation under this contract, the creditor has the right to decide that any other obligations include all outstanding principal, interest (including punitive interest and compound interest) and relevant expenses become due immediately.

Clause 13 The Priority Right of Subrogation Arrangement

The debtor states herein, once the debtor defaults or is unable to repay due principal, interest and fees, and doesnot have enough property to repay advanced money to creditor,creditor has the right of subrogation on any claim, accounts receivable and other property rights of the debtor. The debtor and the guarantor are willing to give up the defense to creditor according to article 28 of “Guarantee Law”.

Clause 14 Offset Arrangement

1. If the debtor or the guarantor fail to repay maturing debt or pay the debt upon early maturity, the creditor has the right to directly withhold money on any account of the debtor to repay the debt. If the currency in the debtor’s account is different from the currency of principal debt, the withholding money will be calculated on the rate of withholding day.

2. Creditor’s rights under this contract will not be offset by any reason or any third party’s offset right.

3. Creditor’s rights under this contract will not be offset by any offset right of the debtor, the guarantor or any third party.

Clause 15 Applicable Law, Jurisdiction and Dispute Resolution

1. Signing, effectiveness, performance, termination, interpretation and dispute settlement of this contract is applicable for the laws of People’s Republic of China.

2. For any dispute of this contract, the debtor and the creditor should resolve through friendly negotiations. If negotiation fails, both parties agree to solve by the following section (2) way:

(2) Applying for arbitration to the Shenzhen Arbitration Commission, resolving the dispute by applicable rules of the Arbitration Commission, the arbitration award is final and binding on both parties. The site selection is in Shenzhen.

3. In the dispute period, the provisions which are not involved in the dispute still should be carried out according to this contract.

Clause 16 Files, Communications and Notifications

1. Any documents, communications and notifications under this contract will be sent to each partyaccording to the address, phone number or other contact methods on the cover of this contract.

2. If the contact method of one party changed, the other party should be informed immediately, otherwise the party which does not inform its change to the other must bear full responsibility for all the consequences.

3. Any documents, communications and notifications are sent according to above address, shall be deemed to arrive on the following dates:

(1) by post (including speed post, ordinary letter, registered mail), it will be deemed to arrive on the sending day after five working days;

(2) by facsimile or other electronic communication, it will be deemed to arrive on sending day;

(3) by personal service, the date of signing is deemed to be arriving date.

Notifications by the way of website, online banking, telephone banking or business outlets announcement should be deemed to arrive on day. The creditor does not need to borne any responsibility for any transmission errors, omissions, or delays of mail, fax, telephone or any other communication system.

4. The two sides agree that the seal of the office seal, financial seal, contract seal, receive seal and credit seal is the effective seal for the documents, communications and notifications. All staff of the debtor have right to receive files, communications and notifications.

Clause 17 Effectiveness, Modification of This Contract and Other Matters

1. The contract will take effect from the date of signature or stamp of both parties.

2. During the effective period of this contract, the creditor’s giving to the debtor and the guarantor ofany tolerance, forgiveness, or delay to use the rights and interests, shall not damage, impact or limit the creditor to share the rights and interests in accordance with relevant laws and regulations and this contract, or be deemed giving up the rights and interests, also do not affect the debtor to borne any obligation under this contract.

3. As a result of national laws and regulations or regulatory policy change, which leads to loan obligations of the creditor under this contract not conforming to the laws and regulations or regulatory requirements, the creditor has the right to unilaterally terminate the contract, announceall of the loan is due in advance, and the debtor should pay off the loan immediately.

4. If the creditor cannot issue the loan or pay on time because of force majeure, the failure of communication or network, or the failure of creditor’s system, the creditor does not assume any responsibility, but should promptly notifythe debtor.

5. The creditor shall have the right to authorize or entrust other branches of industrial bank to perform rights and obligations under this contract (including but not limited to authorized or entrusted bank branches of other related contracts, etc.) according to the debtor’s operation and management, or the loan under this contract as other branch’s to undertake, which is approvedby the debtor, and without prior consent of the debtor.

6. The debtor agrees that the creditor has the right to unilaterally reduce or cancel the unused loan under the contract according to the debtor’s production and operation situation, situation of payment orcredit of other financial institutions. The creditor should notify the debtor five working days before reduce or cancel the loans, without prior consent of the debtor.

7. At any time, any provision of this contract in any way is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of other provisions under the contract is not affected.

8. The heading of this contract is just for the convenience of reading, which shall not be used for interpretation or any other purposes.

9. The attachment is an integral part of this contract, and the attachment of this contract is equally valid.

10. This contract is in quadruplicate, the creditor holds three copies, the debtor holds one copy, with equal legal effect.

Clause 18 The Notarization and Voluntarily to Accept Compulsory Execution

1. The contract should be notarized by the state notary office for if any party request notarization.

2. The notarized contract have the enforcement effect, if the debtor fails to perform the debt, or the creditor realize creditor's rights according to laws and regulations and this contract, the creditor shall have the right to directly apply the people's court with jurisdiction for enforcement.

Clause 19 The Supplementary Terms and Conditions:

1. The parties of this Contract hereby confirm that their domiciles and service methods given herein are their service addresses and methods of relevant legal documents (including but not limited arbitration application, arbitration notice, case filing notice or acceptance notice, statement of defense, written counterclaim, evidence, notice of court session, award, mediation document, execution notice, notice of performance within a time limit, and other legal documents during hearing and execution of arbitration).

Recipient: Pan Dangyu

Detailed Address: Workshop Building A, Shunchao Industrial Zone, Renmin Road, Danhu Community, Guanlan Street, Bao’an District, Shenzhen City

Zip Code: 518172	Tel.:

Designated Agent (if any):	Detailed Address:

Zip Code:	Tel.:

The parties of this Contract hereby confirm and agree to send legal documents by personal delivery or by the following methods:

☐ Post;   ☐  Fax, No.                        ; ☐ E-mail, Address: ;

☐ SMS, Receiving No.:

The foregoing legal documents shall be deemed as having been served (to the principal if having been served to the designated agent) once they are sent by any means to the address given above. In case of change of any party’s service address and service method, the other party shall be timely notified in written form. If the other party is not timely notified, such change shall be deemed invalid and the party of change shall assume relevant responsibilities arising therefrom.

/s/ [COMPANY SEAL]

The Creditor (official seal):

The legal representative (signature):

The Debtor (official seal):

The legal representative (signature):

/s/ Dangyu Pan